EXHIBIT 21.0
                         SUBSIDIARIES OF THE REGISTRANT*
                             AS OF SEPTEMBER 7, 1999

Anthem Admin Building LLC
Anthem Arizona L.L.C.
Anthem Golf and Country Club, Inc.
Asset One Corp.
Asset Four Corp.
Asset Five Corp.
Asset Six Corp.
Asset Seven Corp.
Bellasera Corp.
Coventry of California, Inc.
Del Webb Architectural Services, Inc.
Del Webb California Corp.
Del Webb Commercial Properties Corporation
Del Webb Communities, Inc.
Del Webb Communities of Nevada, Inc.
Del Webb Community Management Co.
Del Webb Conservation Holding Corp.
Del Webb Construction Services Co.
Del Webb Golf Corp.
Del Webb Home Construction, Inc.
Del Webb Homes, Inc.
Del Webb Limited Holding Co.
Del Webb Midatlantic Corp.
Del Webb Property Corp.
Del Webb Purchasing Company of Illinois, Inc.
Del Webb Southwest Co.
Del Webb Texas Limited Partnership
Del Webb Texas Title Agency Co.
Del Webb Title Company of Nevada, Inc., a
   Nevada corporation
Del Webb's Contracting Services, Inc.
Del Webb's Contracting Services of  Tucson, Inc.
Del Webb's Coventry Homes Construction Co.
Del Webb's Coventry Homes, Inc.
Del Webb's Coventry Homes of Nevada, Inc.
Del Webb's Coventry Homes Construction
  of Tucson Co.
Del Webb's Coventry Homes of Tucson, Inc.
Del Webb's Landscaping Services, Inc.
Del Webb's Spruce Creek Communities, Inc.
Del Webb's Stetson Hills, Inc.
Del Webb's Sun City Realty, Inc.
Del Webb's Sunflower of Tucson, Inc.
Del E. Webb Cactus Development Corp.
Del E. Webb Development Co., L.P., a Delaware
  limited partnership
Del E. Webb Financial Corporation
Del E. Webb Foothills Corporation
Del E. Webb Glen Harbor Development Corporation
DW Aviation Co.
DW Homebuilding Co.
Fairmount Mortgage, Inc.
Marina Operations Corp.
Mountain View II Aviation, LL, a North Carolina limited
  liability company
Mountain View One LLC
Mountain View Two LLC
New Mexico Asset Corporation
New Mexico Asset Limited Partnership
Spruce Creek South Utilities, Inc., a Florida corporation
Sun City Homes, Inc., a Nevada corporation
Sun City Sales Corporation, a Michigan corporation
Sun City Title Agency Co.
Sun City Title Agency of Illinois, Inc.
Sun State Insulation Co., Inc.
Terravita Commercial Corp.
Terravita Corp.
Terravita Home Construction Co.
Terravita Marketplace L.L.C.
Trovas Company
Trovas Construction Co.

* All subsidiaries are Arizona corporations or limited liability companies except the following:

     Del Webb Texas Limited Partnership, an Arizona limited partnership
     Del Webb Title Company of Nevada, Inc., a Nevada corporation
     Del E. Webb Development Co., L.P., a Delaware limited partnership
     Del E. Webb Finance Company, a Nevada corporation
     Mountain View II Aviation, LLC, a North Carolina limited liability company New Mexico Asset Limited Partnership, an Arizona limited partnership Spruce Creek South Utilities, Inc., a Florida corporation
     Sun City Homes, Inc., a Nevada corporation
     Sun City Sales Corporation, a Michigan corporation